QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
GCO ELF LLC

        This FIRST AMENDMENT (this "Amendment") TO LIMITED LIABILITY COMPANY AGREEMENT OF GCO ELF LLC (formerly known as GMAC ELF LLC), a Delaware limited liability company (the "Company") is entered into effective as of this 15thday of December, 2004, by the members ("Members") of the Company. Unless otherwise indicated, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Limited Liability Company Agreement (as hereafter defined).

RECITALS

        WHEREAS, the Members entered into that certain Limited Liability Company Agreement effective as of January 27, 2003 (the "LLC Agreement") with respect to the Company, which provided for the formation of the Company under the Delaware Limited Liability Company Act;

        WHEREAS, the Members desire to amend the LLC Agreement as authorized by a written consent of the Members dated as of the date hereof, a copy of which is attached as Exhibit A (the "Written Consent").

WITNESSETH

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     The name of the Company shall be amended to be "GCO ELF LLC." All references in the LLC Agreement to "GMAC ELF LLC" and "GMAC ELF" are deleted in their entirety and are replaced with "GCO ELF LLC" and "GCO ELF," respectively.

        2.     All references in the LLC Agreement to "GMAC Commercial Holding Capital Corp." and "GMACCHCC" are deleted in their entirety and are replaced with "GCO Education Loan Funding Corp." and "GCO," respectively.

        3.     All references in the LLC Agreement to "GMAC ELF SPC Inc." and "GMAC SPC" are deleted in their entirety and are replaced with "GCO ELF SPC Inc." and "GCO SPC," respectively.

        4.     The first sentence of Section 5.4 of the LLC Agreement is deleted in its entirety and is replaced with the following: "The total number of Directors shall be established from time to time by the unanimous vote of the Members; provided, that such number shall not be less than one."

        5.     Schedule B of the LLC Agreement is deleted in its entirety and is replaced with Schedule B as attached hereto as Exhibit B.

        6.     Except as expressly set forth in this Amendment, the Company and the Members shall not be deemed to have modified or supplemented the LLC Agreement in any other respect.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Members have caused this Amendment to be executed as of the day and year first written above.

GCO Education Loan Funding Corp., as sole Member
By:	/s/ KENNETH C. ROGOZINSKI Kenneth C. Rogozinski, Vice President
GCO ELF SPC INC., as Special Member
By:	/s/ KENNETH C. ROGOZINSKI Kenneth C. Rogozinski, Vice President

Being all the Members of the Company

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF
THE MEMBERS OF GCO ELF LLC
IN LIEU OF A SPECIAL MEETING
Dated as of December 15, 2004

        The undersigned, being all of the members (the "Members") of GCO ELF LLC (formerly known as GMAC ELF LLC), a Delaware limited liability company (the "Company"), do hereby waive any and all notice of a special meeting and do hereby consent to and adopt the following resolutions:

        WHEREAS, in accordance with that certain Asset Purchase Agreement by and between GCO Education Loan Funding Corp., a Delaware corporation ("GCO") and GMAC Commercial Holding Capital Corp., a Colorado corporation ("GMACCHCC"), dated on or about December 15, 2004 (the "Asset Purchase Agreement"), GCO has agreed to cause the Company to take certain actions specified in the Asset Purchase Agreement at the effective time (the "Effective Time") of the purchase (the "Purchase") by GCO from GMACCHCC of the assets specified therein;

        WHEREAS, in connection with the Purchase, the sole Director (Manager) of the Company approved and has recommended that the Members approve the following amendments (collectively, the "Amendments"):

  •
  First Amendment to the Limited Liability Company Agreement of the Company dated as of January 27, 2003, substantially in the form attached hereto as Exhibit A;

  •
  Certificate of Amendment to the Certificate of Formation of the Company dated December 26, 2002, substantially in the form attached hereto as Exhibit B;

  •
  First Amendment to the Amended and Restated Trust Agreement of GMAC Education Loan Funding Trust-I, a Delaware statutory trust (the "Issuer"), dated as of March 1, 2003, as amended, by and between the Company, as sponsor, and Wilmington Trust Company, not in its individual capacity but solely as Delaware trustee, substantially in the form attached hereto as Exhibit C;

  •
  amendments to such other documents in which the Company participated as the sponsor in note offerings by the Issuer of GMAC ELF Student Loan Asset Backed Notes of various classes as deemed necessary or appropriate pursuant to the terms of the Asset Purchase Agreement;

        WHEREAS, in connection with the Purchase, upon the resignation of the current directors (managers) of the Company effective as of the Effective Time, the Members believe it to be in the best interest of the Company for the Company to elect a new director (manager);

        NOW THEREFORE, BE IT RESOLVED, that the Amendments, substantially in the forms presented to the Members, are hereby approved;

        FURTHER RESOLVED, that the total number of Directors (Managers) of the Company shall be one;

        FURTHER RESOLVED, that at the Effective Time, Stephen Rosenberg be and hereby is elected to be the Director (Manager) of the Company, to hold office as provided in the LLC Agreement (as amended) of the Company until his successors shall be elected and qualified:

        FURTHER RESOLVED, that all actions heretofore taken by the Company in connection with the transaction contemplated by or otherwise referred to in the preceding resolutions are hereby ratified, confirmed and approved in all respects;

        FURTHER RESOLVED, that all of the Members' resolutions, or parts thereof, inconsistent herewith are hereby repealed only to the extent of such inconsistency; provided, however, that this repealer shall not be construed as reviving any operating agreement, order or resolution, or any part thereof; and

        FURTHER RESOLVED, that this Unanimous Written Consent of the Members of the Company may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow]

        IN WITNESS WHEREOF, the undersigned, being all of the Members of the Company, hereby unanimously consent to and evidence their approval of the foregoing actions as of the 15th day of December, 2004.

GCO EDUCATIONAL LOAN FUNDING CORP., a Delaware corporation
By:	/s/ KENNETH C. ROGOZINSKI Kenneth C. Rogozinski, Vice President
GCO ELF SPC INC., a Delaware corporation
By:	/s/ KENNETH C. ROGOZINSKI Kenneth C. Rogozinski, Vice President

Exhibit A

First Amendment to Limited Liability Company Agreement of the Company

[See Exhibit 2.1]

Exhibit B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
GMAC ELF LLC

        1.     Name of Limited Liability Company: GMAC ELF LLC (the "Company")

        2.     The Certificate of Formation of the limited liability company is hereby amended as follows:

          (a)   The name of the Company is hereby amended to: GCO ELF LLC; and

          (b)   The business address of the Company is hereby amended to: 152 West 57th Street, 60th Floor, New York, NY 10019.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15thday of December, 2004.

By:
Name:
Title:

Exhibit C

First Amendment to Amended and Restated Trust Agreement

[See Exhibit 2.2]

EXHIBIT B

SCHEDULE B
Member Information

Member	Address	Capital Contribution	Membership Interest
GCO Education Loan Funding Corp.	152 West 57th Street, 60th Floor New York, NY 10019	$100	100%
Special Member	Address	Capital Contribution	Membership Interest
GCO ELF SPC INC.	152 West 57th Street, 60th Floor New York, NY 10019	$0	0.0%

QuickLinks

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF GCO ELF LLC